Exhibit 10.2

FORM OF

OMNIBUS AGREEMENT

AMONG

NAVIOS MARITIME ACQUISITION CORPORATION

NAVIOS MARITIME HOLDINGS INC.

NAVIOS MARITIME PARTNERS L.P.

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

NAVIOS MARITIME MIDSTREAM PARTNERS GP LLC

AND

NAVIOS MARITIME MIDSTREAM OPERATING LLC

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.1.	Definitions	1

ARTICLE II

VESSEL

RESTRICTED BUSINESS OPPORTUNITIES

SECTION 2.1.	Vessel Restricted Businesses	5
SECTION 2.2.	Permitted Exceptions	5
SECTION 2.3.	Charter Opportunities	6

ARTICLE III

NON-RESTRICTED VESSEL

RESTRICTED BUSINESS OPPORTUNITIES

SECTION 3.1.	Non-Restricted Vessel Restricted Businesses	6
SECTION 3.2.	Permitted Exceptions	7

ARTICLE IV

BUSINESS OPPORTUNITIES PROCEDURES

SECTION 4.1.	Procedures	7
SECTION 4.2.	Scope of Prohibition	9
SECTION 4.3.	Enforcement	9

ARTICLE V

RIGHTS OF FIRST OFFER

SECTION 5.1.	Rights of First Offer	9
SECTION 5.2.	Procedures For Rights of First Offer	9

ARTICLE VI

INDEMNIFICATION

SECTION 6.1.	Navios Maritime Acquisition Indemnification	10
SECTION 6.2.	Limitation Regarding Indemnification	11
SECTION 6.3.	Indemnification Procedures	11

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ARTICLE VII

MISCELLANEOUS

SECTION 7.1.	Choice Of Law; Submission To Jurisdiction	12
SECTION 7.2.	Notice	12
SECTION 7.3.	Entire Agreement	12
SECTION 7.4.	Termination	12
SECTION 7.5.	Waiver; Effect of Waiver or Consent	12
SECTION 7.6.	Amendment or Modification	13
SECTION 7.7.	Assignment	13
SECTION 7.8.	Counterparts	13
SECTION 7.9.	Severability	13
SECTION 7.10.	Gender, Parts, Articles and Sections	13
SECTION 7.11.	Further Assurances	13
SECTION 7.12.	Withholding or Granting of Consent	13
SECTION 7.13.	Laws and Regulations	13
SECTION 7.14.	Negotiation of Rights of Navios Maritime Acquisition, Limited Partners, Assignees, and Third Parties	13

ii

FORM OF OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein), among Navios Maritime Acquisition Corporation, a Marshall Islands corporation (“Navios Maritime Acquisition”), Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Maritime Holdings”), Navios Maritime Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Partners”), Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (“Navios Maritime Midstream”), Navios Maritime Midstream Partners GP LLC, a Marshall Islands limited liability company (including any permitted successors and assigns under the Navios Maritime Midstream Agreement (as defined herein), the “General Partner”), and Navios Maritime Midstream Operating LLC, a Marshall Islands limited liability company (“Navios Maritime Operating”).

R E C I T A L S:

1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and IV, with respect to (a) those business opportunities that the Navios Maritime Entities (as defined herein) will not pursue during the term of this Agreement, unless permitted to do so in accordance with the terms of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Partnership Group (as defined herein).

2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles III and IV, with respect to (a) those business opportunities that the Partnership Group will not pursue during the term of this Agreement, unless permitted to do so in accordance with the terms of this Agreement and (b) the procedures whereby such business opportunities are to be offered to Navios Maritime Acquisition.

3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to certain rights of first offer.

4. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VI, with respect to certain indemnification obligations of Navios Maritime Acquisition.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Party” has the meaning given such term in Section 4.1(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 7.6 hereof.

“Board” means the Board of Directors of Navios Maritime Midstream.

“Break-up Costs” means the aggregate amount of any and all additional taxes, flag administration, financing, legal and other similar costs to (a) the Navios Maritime Entities that would be required to transfer Vessels acquired by the Navios Maritime Entities as part of a larger transaction to a Partnership Group Member pursuant to Section 2.2(c), or (b) the Partnership Group that would be required to transfer Non-Restricted Vessel Assets acquired by the Partnership Group as part of a larger transaction to a Navios Maritime Entity pursuant to Section 3.2(a).

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person (except to Angeliki Frangou, or any Navios Maritime Entity, or Navios Maritime Acquisition or any entity controlled by Navios Maritime Acquisition, or Navios Maritime Partners or any entity controlled by Navios Maritime Partners, or any subsidiary of Navios Maritime Midstream), unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than (A) Navios Maritime Acquisition or its Affiliates or any Navios Maritime Entity (including Angeliki Frangou) or Navios Maritime Midstream or Navios Maritime Partners and its affiliates or any entity created by any Navios Maritime Entity (B) Angeliki Frangou, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Charter-Out Opportunity” means the opportunity to enter into a charter-out contract with a duration, excluding any extension options, of at least five years, for a Vessel.

“Closing Date” means the date of the closing of the initial public offering of common units representing limited partner interests in Navios Maritime Midstream.

“Conflicts Committee” means the Conflicts Committee of the Board of Directors of Navios Maritime Midstream.

“Contribution Assets” has the meaning given such term in Section 6.1.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Covered Environmental Losses” means all Losses suffered or incurred by the Partnership Group by reason of, arising out of or resulting from:

(i) any violation or correction of violation of Environmental Laws; or

(ii) any event or condition relating to environmental or human health and safety matters, in each case, associated with the ownership or operation by the Navios Maritime Entities of the Contribution Assets (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the Contribution Assets or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Contribution Assets), including, without limitation, (a) the cost and expense of any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (b) the cost or expense of the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (c) the cost and expense for any environmental or toxic tort (including, without limitation, personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (i), or such events or conditions included in clause (ii), occurred before the Closing Date; and, provided that, in no event shall Losses to the extent arising from a change in any Environmental Law after the Closing Date be deemed “Covered Environmental Losses.”

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 5.2.

“General Partner” is defined in the introduction to this Agreement.

“Hazardous Substances” means (a) substances defined in or regulated under applicable Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any substances with respect to which a federal, state, foreign or local agency requires environmental investigation, monitoring, reporting or remediation; (e) any hazardous waste or solid waste, within the meaning of any Environmental Law; (f) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (g) any radioactive material; and (h) any asbestos-containing materials.

“Losses” means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys’ and experts’ fees) of any and every kind or character; provided, however, that such term shall not include any special, indirect, incidental or consequential damages.

“Navios Maritime Acquisition” is defined in the introduction to this Agreement.

“Navios Maritime Entities” means Navios Maritime Holdings and any Person controlled, directly or indirectly, by Navios Maritime Holdings, Navios Maritime Acquisition and Navios Maritime Partners, other than the Partnership Entities.

“Navios Maritime Holdings” is defined in the introduction to this Agreement.

“Navios Maritime Midstream” is defined in the introduction to this Agreement.

“Navios Maritime Midstream Agreement” means the First Amended and Restated Agreement of Limited Partnership of Navios Maritime Midstream, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Navios Maritime Midstream Agreement subsequent to the Closing Date shall be given effect for purposes of this Agreement unless consented to by each of the Parties to this Agreement.

“Navios Maritime Operating” is defined in the introduction to this Agreement.

“Navios Maritime Partners” is defined in the introduction to this Agreement.

“Non-Restricted Vessels” means any vessel other than a Vessel Asset.

“Non-Restricted Vessel Asset” means any Non-Restricted Vessel and its related charter.

“Offer” has the meaning given such term in Section 4.1.

“Offered Assets” has the meaning given such term in Section 4.1.

“Offeree” has the meaning given such term in Section 4.1.

“Offer Period” has the meaning given such term in Section 4.1(b).

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“Partnership Entities” means the General Partner, Navios Maritime Midstream, Navios Maritime Operating and any Person controlled by any such entity.

“Partnership Group” means Navios Maritime Midstream, Navios Maritime Operating and any Person controlled by any such entity.

“Partnership Group Member” means any Person in the Partnership Group.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Potential Transferee” has the meaning given such term in Section 5.2.

“Qualifying Contract” means a time or bareboat charter-out with a remaining duration, excluding any extension options, of at least five years.

“Re-Charter” means the charter of a Vessel pursuant to a Qualifying Contract in the event that its existing charter expires or is terminated early.

“Sale Assets” has the meaning given such term in Section 5.2.

“Transfer” means any transfer, assignment, sale or other disposition of any Vessel by a Navios Maritime Entity or of any Non-Restricted Vessel by a Partnership Group Member; provided, however, that such term shall not include: (a) transfers, assignments, sales or other dispositions from a Navios Maritime Entity to another Navios Maritime Entity, or from a Partnership Group Member to another Partnership Group Member; (b) transfers, assignments, sales or other dispositions pursuant to the terms of any related charter or other agreement with a charter party; (c) transfers, assignments, sales or other dispositions pursuant to Article II or III of this Agreement; (d) grants of security interests in or mortgages or liens on such Vessel or Non-Restricted Vessel Assets in favor of a bona fide third party lender; or (e) the merger by Navios Maritime Acquisition or Navios Maritime Midstream with or into, or sale of substantially all of the assets by Navios Maritime Acquisition or Navios Maritime Midstream to, an unaffiliated third party.

“Transfer Notice” has the meaning given such term in Section 5.2.

“Transferring Party” has the meaning given such term in Section 5.2.

“Vessel” means any very large crude carrier, crude oil tanker, refined petroleum product tanker or chemical tanker or liquefied petroleum gas tankers.

“Vessel Asset” means any owned Vessel subject to a Qualifying Contract.

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II

VESSEL

RESTRICTED BUSINESS OPPORTUNITIES

SECTION 2.1. Vessel Restricted Businesses. Subject to Section 7.5 and except as permitted by Section 2.2, each of the Navios Maritime Entities shall be prohibited from acquiring or owning any Vessel subject to a Qualifying Contract.

SECTION 2.2. Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the Navios Maritime Entities may engage in the following:

(a) acquiring or owning a Vessel that is not subject to a Qualifying Contract;

(b) acquiring a Vessel Asset if the Navios Maritime Entity offers to sell to Navios Maritime Midstream such Vessel Asset for fair market value;

(c) putting a Vessel owned by any Navios Maritime Entity under a Qualifying Contract if the Navios Maritime Entity offers to sell to Navios Maritime Midstream such Vessel for its fair market value at the time it is made subject to a Qualifying Contract and, in each case, at each renewal or extension of that Qualifying Contract for a period of five or more years, in accordance with the procedures set forth in Section 4.1;

(d) acquiring a Vessel Asset that is subject to a Qualifying Contract as part of the acquisition of a controlling interest in a business or package of assets; provided, however, that:

(i) if less than a majority of the value of the total assets or business acquired is attributable to Vessel Assets, as determined in good faith by the board of directors of Navios Maritime Acquisition, then the Navios Maritime Entity must offer to sell to Navios Maritime Midstream such Vessel Assets for fair market value plus any applicable Break-up Costs in accordance with the procedures set forth in Section 4.1.

(ii) if a majority or more of the value of the total assets or business acquired is attributable to those Vessel Assets, as determined in good faith by the board of directors of Navios Maritime Acquisition; Navios Maritime Acquisition shall notify Navios Maritime Midstream in writing, of the proposed acquisition. Navios Maritime Midstream shall, not later than the 15th calendar day following receipt of such notice, notify Navios Maritime Acquisition if Navios Maritime Midstream will acquire any Vessel Asset forming part of the business or package of assets. If Navios Maritime Midstream does not notify Navios Maritime Acquisition of its intent to pursue the acquisition within 15 calendar days, Navios Maritime Acquisition may proceed with the acquisition as provided in subsection (i) above.

(e) acquiring a non-controlling interest in any company, business or pool of assets;

(f) acquiring or owning a Vessel Asset if Navios Maritime Midstream does not fulfill its obligations under any written agreement between Navios Maritime Acquisition and Navios Maritime Midstream requiring Navios Maritime Midstream to purchase such Vessel Asset;

(g) acquiring or owning a Vessel Asset that is subject to an offer to sell to Navios Maritime Midstream by a Navios Maritime Entity, as described in Section 2.2(b) and (c), in each case pending Navios Maritime Midstream’s determination pursuant to Section 4.1 whether to purchase the Vessel Asset (and, if Navios Maritime Midstream determines to purchase such Vessel Asset, pending the closing of such purchase);

(h) providing ship management services relating to any vessel whatsoever; or

(i) acquiring or owning a Vessel Asset that is subject to a Qualifying Contract if Navios Maritime Midstream has previously advised Navios Maritime Acquisition that it consents to such acquisition or ownership.

SECTION 2.3. Charter Opportunities. Notwithstanding anything to the contrary herein, Navios Maritime Acquisition shall not be prohibited from operating a chartered-in Vessel; provided, however, that if Navios Maritime Acquisition is presented with a Charter-Out Opportunity with respect to such Vessel and Navios Maritime Midstream has a Vessel that is (i) then available for charter-out, (ii) comparable to the Navios Maritime Acquisition chartered-in vessel also then available for charter and (iii) acceptable to the customer, Navios Maritime Midstream shall have the first right to accept any Charter-Out Opportunity.

ARTICLE III

NON-RESTRICTED VESSEL

RESTRICTED BUSINESS OPPORTUNITIES

SECTION 3.1. Non-Restricted Vessel Restricted Businesses. Subject to Section 7.5 and except as permitted by Section 3.2, each Partnership Group Member shall be prohibited from acquiring, owning, operating or chartering-in any Non-Restricted Vessel.

SECTION 3.2. Permitted Exceptions. Notwithstanding any provision of Section 3.1 to the contrary, the Partnership Group Members may engage in the following activities under any of the following circumstances:

(a) acquiring any Non-Restricted Vessel Asset as part of the acquisition of a controlling interest in a business or package of assets and owning and operating or chartering those vessels, provided, however, that:

(i) if less than a majority of the value of the total assets or business acquired is attributable to any Non-Restricted Vessel Asset, as determined in good faith by Navios Maritime Midstream, Navios Maritime Midstream must offer to sell such Non-Restricted Vessel Asset and related charters to the Navios Maritime Entities for their fair market value plus any applicable Break-up Costs in accordance with the procedures set forth in Section 4.1.

(ii) if a majority or more of the value of the total assets or business acquired is attributable to any Non-Restricted Vessel Asset, as determined in good faith by Navios Maritime Midstream; Navios Maritime Midstream shall notify Navios Maritime Acquisition in writing of the proposed acquisition. Navios Maritime Acquisition shall, not later than the 15th calendar day following receipt of such notice, notify Navios Maritime Midstream if any Navios Maritime Entity wishes to acquire the Non-Restricted Vessel Asset forming part of the business or package of assets. If Navios Maritime Acquisition does not notify Navios Maritime Midstream of its intent to pursue the acquisition within 15 calendar days, Navios Maritime Midstream may proceed with the acquisition.

(b) owning, operating or chartering any Non-Restricted Vessel Asset that is subject to an offer to purchase by Navios Maritime Acquisition as described in Section 3.2(a) pending the applicable offer of any such Non-Restricted Vessel Asset to Navios Maritime Acquisition and Navios Maritime Acquisition’s determination pursuant to Section 4.1 whether to purchase the Non-Restricted Vessel Asset and, if Navios Maritime Acquisition elects to purchase or cause any Navios Maritime Entity to purchase any such Non-Restricted Vessel Asset, pending the closing of such purchase; and

(c) acquiring, operating or chartering any Non-Restricted Vessel if the Navios Maritime Entities have previously advised Navios Maritime Midstream that they consent to such acquisition, operation or charter other than with respect to Vessels already owned by Navios Maritime Midstream.

ARTICLE IV

BUSINESS OPPORTUNITIES PROCEDURES

SECTION 4.1. Procedures. If (a) Navios Maritime Midstream acquires any Non- Restricted Vessel Asset in accordance with Section 3.2(a), or (b) a Navios Maritime Entity acquires any Vessel Asset in accordance with Section 2.2(b) or (c)(i), then (i) not later than 30 calendar days after the consummation of the acquisition (in the case of clause (a) or (b) above), such acquiring Party (the “Acquiring Party”) shall notify (a) Navios Maritime Acquisition, in the case of an acquisition by Navios Maritime Midstream or (b) the Board, in the case of an acquisition by a Navios Maritime Entity and offer such party to be notified (each an “Offeree”) the opportunity for any Navios Maritime Entity or Partnership Group Member, as applicable, to purchase such Non-Restricted Vessel Asset or Vessel Asset, as applicable (the “Offered Assets”), for their fair market value (plus, in the case of an acquisition in accordance with Section 2.2(c) or 3.2(a), any applicable Break-up Costs), in each case on commercially reasonable terms in accordance with this Section (the “Offer”). The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Assets by the applicable Navios Maritime Entity or Partnership Group Member, including any liabilities to be assumed by the applicable Navios Maritime Entity or Partnership Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree. Within 30 calendar days after receipt of such notification, the Offeree shall notify the Acquiring Party in writing that either:

(a) If the Offeree elects not to purchase the Offered Assets, then the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement (including Section 2.2(b)(ii)), be forever free, subject to the provisions of this Agreement, to continue to own, operate and charter such Offered Assets; or

(b) If the Offeree elects to purchase the Offered Assets, then the following procedures shall be followed:

(i) After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith, the fair market value (and any applicable Break-up Costs), of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the applicable Navios Maritime Entity or Partnership Group Member. If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs), of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 30-day period (the “Offer Period”) after receipt by the Acquiring Party of Navios Maritime Acquisition’s election to purchase (or election to cause any of its permitted Affiliates to purchase) or of the Board’s election to cause any Partnership Group Member to purchase, as applicable, the Offered Assets, Navios Maritime Acquisition shall purchase (or cause any of its permitted Affiliates to purchase) or the Board shall cause any Partnership Group Member to purchase, as applicable, the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii) If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs), of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage an independent ship broker and/or an independent investment banking firm prior to the end of the Offer Period to determine the fair market value (and any applicable Break-up Costs), of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree. In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold, the ship broker or investment banking firm, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such ship broker or investment banking firm. Such ship broker or investment banking firm will determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 30 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the ship broker or investment banking firm, as applicable, will be divided equally between the Acquiring Party and the

Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A) in the case that the Offeree is Navios Maritime Acquisition, to purchase or cause any of its permitted Affiliates to purchase, or in the case that the Offeree is Navios Maritime Midstream, to cause any Partnership Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the other terms determined by the ship broker or investment banking firm, as soon as commercially practicable after determinations have been made; or

(B) in the case that the Offeree is Navios Maritime Acquisition, to elect not to cause any of its permitted Affiliates to purchase, or in the case that the Offeree is Navios Maritime Midstream, not to cause any Partnership Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Assets.

SECTION 4.2. Scope of Prohibition. Except as otherwise provided in this Agreement or the Navios Maritime Midstream Agreement, each party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Navios Maritime Entities or Navios Maritime Midstream.

SECTION 4.3. Enforcement. Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article IV, and that any breach by any such Party of its covenants and agreements set forth in this Article IV would result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article IV of this Agreement.

ARTICLE V

RIGHTS OF FIRST OFFER

SECTION 5.1. Rights of First Offer.

(a) Navios Maritime Midstream hereby grants Navios Maritime Acquisition a right of first offer on any proposed Transfer by any Partnership Group Member of any Vessel Asset or any Non-Restricted Vessel Asset owned or acquired by any Partnership Group Member. The Navios Maritime Entities hereby grant Navios Maritime Midstream a right of first offer on any proposed Transfer or Re-Charter of any Vessel Asset owned or acquired by any Navios Maritime Entity.

(b) The Parties acknowledge that all potential Transfers or Re-Charters of any Vessel Asset and Transfers of Non-Restricted Vessel Asset pursuant to this Article V are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements in respect of such Vessel Assets and Non-Restricted Vessel Asset, as applicable.

SECTION 5.2. Procedures For Rights of First Offer. In the event that a Partnership Group Member or a Navios Maritime Entity (as applicable, the “Transferring Party”) proposes to Transfer or, in the case of a Navios Maritime Entity, Re-Charter any Vessel Assets or Transfer any Non-Restricted Vessel Assets (the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Sale Assets to any non-affiliated third party, such Transferring Party shall give Navios Maritime Acquisition or Navios Maritime Midstream, as applicable (the “Potential Transferee”), written notice setting forth all material terms and conditions (including, without limitation, the purchase price (in the event of a Transfer) or the terms of the charter agreement (in the event of a Re-Charter)) and a description of the Sale Asset(s) on which such Transferring Party desires to Transfer or Re-Charter the Sale Assets (the “Transfer Notice”). The Transferring Party then shall be obligated to negotiate in good faith for a 15-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer or Re-Charter of such Sale Assets to the Potential Transferee or any of its Affiliates on the terms and conditions set forth in the Transfer Notice. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred, or agreed in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice (except to the extent that market conditions during the 180 calendar days after the end of the First Offer Negotiation Period have resulted in a material change in the fair market value of such Sale Assets), then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1. Navios Maritime Acquisition Indemnification. Subject to the provisions of Section 6.2 and Section 6.3, Navios Maritime Acquisition shall indemnify, defend and hold harmless the Partnership Group from and against:

(a) any Covered Environmental Losses relating to the assets contributed by the Navios Maritime Entities to the Partnership Group prior to or on the Closing Date (the “Contribution Assets”) to the extent that Navios Maritime Acquisition is notified by Navios Maritime Midstream of any such Covered Environmental Losses within five (5) years after the Closing Date;

(b) Losses to the Partnership Group arising from (i) the failure of the Partnership Group, immediately after the Closing Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the Contribution Assets as are necessary to enable the Partnership Entities to own and operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Navios Maritime Entities immediately prior to the Closing Date or (ii) the failure of the Partnership Entities to have by the Closing Date any consent or governmental permit necessary to allow the Partnership Entities to own or operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Navios Maritime Entities immediately prior to the Closing Date, in each of clauses (i) and (ii) above, to the extent that Navios Maritime Acquisition is notified by Navios Maritime Midstream of such Losses within three (3) years after the Closing Date; and

(c) all U.S. federal, state, local and foreign and local income tax liabilities attributable to the operation of the Contribution Assets prior to the Closing Date, including any such income tax liabilities of the Navios Maritime Entities that may result from the consummation of the formation transactions for the Partnership Group and Navios Maritime Midstream, other than any stamp, documentary or similar taxes imposed on transfers, which will be the responsibility of the party responsible under law for such taxes.

SECTION 6.2. Limitation Regarding Indemnification. The aggregate liability of Navios Maritime Acquisition under Section 6.1(a) above shall not exceed $5.0 million. Furthermore, no claim may be made against Navios Maritime Acquisition for indemnification pursuant to Section 6.1(a) unless the aggregate dollar amount of all claims for indemnification pursuant to such section shall exceed $500,000, in which case Navios Maritime Acquisition shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000.

SECTION 6.3. Indemnification Procedures.

(a) The Partnership Group Members agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to Section 6.1, they will provide notice thereof in writing to Navios Maritime Acquisition specifying the nature of and specific basis for such claim.

(b) Navios Maritime Acquisition shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Group that are covered by the indemnification set forth in Section 6.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the Partnership Group unless it includes a full release of the Partnership Group from such matter or issues, as the case may be.

(c) The Partnership Group Members agree to cooperate fully with Navios Maritime Acquisition with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 6.1, including, without limitation, the prompt furnishing to Navios Maritime Acquisition of any correspondence or other notice relating thereto that the Partnership Group may receive, permitting the names of the members of the Partnership Group to be utilized in connection with such defense, the making available to Navios Maritime Acquisition of any files, records or other information of the Partnership Group that Navios Maritime Acquisition considers relevant to such defense and the making available to Navios Maritime Acquisition of any employees of the Partnership Group; provided, however, that in connection therewith Navios Maritime Acquisition agrees to use reasonable efforts to minimize the impact thereof on the operations of the Partnership Group and further agrees to maintain the confidentiality of all files, records and other information furnished by a Partnership Group Member pursuant to this Section 6.3. In no event shall the obligation of the Partnership Group to cooperate with Navios Maritime Acquisition as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VI; provided, however, that the Partnership Group Members may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. Navios Maritime Acquisition agrees to keep any such counsel hired by the Partnership Group reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but Navios Maritime Acquisition shall have the right to retain sole control over such defense.

(d) In determining the amount of any Loss for which any of the members of the Partnership Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Partnership Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim, and (ii) all amounts recovered by the

Partnership Group under contractual indemnities from third Persons. The Partnership hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of the Partnership Group in connection with such efforts shall be promptly reimbursed by Navios Maritime Acquisition in advance of any determination of whether such insurance proceeds or other amounts will be recoverable.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Other Agreements. The parties hereto acknowledge that the Navios Maritime Entities are subject to other omnibus agreements that currently exist or may exist in the future. The parties hereby agree that with respect to any Vessel subject to a Qualifying Contract, the provisions of this Agreement shall apply and supercede the provisions of any other omnibus agreement. Navios Maritime Midstream agrees to be bound by the terms of any existing omnibus agreement then governing any Non-Restricted Vessels or opportunity to acquire any Non-Restricted Vessel unless the requirement with respect to such Non-Restricted Vessel is set forth herein.

SECTION 7.2. Choice Of Law; Submission To Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of New York.

SECTION 7.3. Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section.

SECTION 7.4. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

SECTION 7.5. Termination. Upon a Change of Control of the General Partner or of Navios Maritime Midstream, the provisions of Articles II, III, IV and V of this Agreement (but not less than all of such Articles) shall terminate immediately. Upon a Change of Control of Navios Maritime Acquisition, the provisions of Articles II, III, IV and V of this Agreement (but not less than all of such Articles) shall terminate at the time that is the later of (i) the date on which all of Navios Maritime Midstream’s outstanding subordinated units have converted to common units of Navios Maritime Midstream and (ii) one year following the date of the Change of Control of Navios Maritime Acquisition.

SECTION 7.6. Waiver; Effect of Waiver or Consent. Any party hereto may extend the time for the performance of any obligation or other act of any other party hereto or waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that Navios Maritime Midstream and Navios Maritime Operating may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of Navios Maritime Midstream in any material respect. No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

SECTION 7.7. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that Navios Maritime Midstream and Navios Maritime Operating may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of Navios Maritime Midstream in any material respect.

SECTION 7.8. Assignment. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

SECTION 7.9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

SECTION 7.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 7.11. Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

SECTION 7.12. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

SECTION 7.13. Withholding or Granting of Consent. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

SECTION 7.14. Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

SECTION 7.15. Negotiation of Rights of Navios Maritime Acquisition, Limited Partners, Assignees, and Third Parties. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of Navios Maritime Acquisition and no limited partner, member, assignee or other Person of Navios Maritime Midstream or Navios Maritime Operating or any other Person shall have the right, separate and apart from Navios Maritime Acquisition, Navios Maritime Midstream or Navios Maritime Operating, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

NAVIOS MARITIME ACQUISITION CORPORATION

By:
	Name:	Angeliki Frangou
	Title:	Chairman of the Board and
Chief Executive Officer

Address for Notice:

7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone:	(011) + (377) 9798-[ ]
Fax:	(011) + (377) 9798-[ ]
Attention:	Villy Papaefthymiou

NAVIOS MARITIME HOLDINGS INC.

By:
	Name:	Angeliki Frangou
	Title:	Chairman of the Board and
Chief Executive Officer

Address for Notice:

7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone:	(011) + (377) 9798-[ ]
Fax:	(011) + (377) 9798-[ ]
Attention:	Villy Papaefthymiou

SIGNATURE PAGE

OMNIBUS AGREEMENT

NAVIOS MARITIME PARTNERS L.P.

By:
	Name:	Angeliki Frangou
	Title:	Chairman of the Board and
Chief Executive Officer

Address for Notice:

85 Atki Miaouli Street
Piraeus, Greece 185 38
Phone:	+30 (210) 459-[ ]
Fax:	+(30) (210) 417-[ ]
Attention:	Villy Papaefthymiou

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

By:
	Name:	Angeliki Frangou
	Title:	Chairman of the Board and
Chief Executive Officer

Address for Notice:

7 Avenue de Grande Bretagne, Office 11B2
Monte Carlo, MC 98000 Monaco
Phone:	(011) + (377) 9798-[ ]
Fax:	(011) + (377) 9798-[ ]
Attention:	Villy Papaefthymiou

SIGNATURE PAGE

OMNIBUS AGREEMENT

NAVIOS MARITIME MIDSTREAM PARTNERS GP LLC

By:	Navios Maritime Acquisition Corporation, its sole member

By:
Name: Angeliki Frangou
Title: Chairman of the Board and Chief Executive Officer

Address for Notice:

7 Avenue de Grande Bretagne, Office 11B2 Monte Carlo, MC 98000 Monaco
Phone:	(011) + (377) 9798-[ ]
Fax:	(011) + (377) 9798-[ ]
Attention:	Villy Papaefthymiou

NAVIOS MARITIME MIDSTREAM OPERATING LLC

By:	Navios Maritime Midstream Partners L.P., its sole member

By:
Name: Angeliki Frangou
Title: Chairman of the Board and Chief Executive Officer

Address for Notice:

7 Avenue de Grande Bretagne, Office 11B2 Monte Carlo, MC 98000 Monaco
Phone:	(011) + (377) 9798-[ ]
Fax:	(011) + (377) 9798-[ ]
Attention:	Villy Papaefthymiou

SIGNATURE PAGE

OMNIBUS AGREEMENT